                 As filed with the Securities and Exchange Commission
                                  on January 6, 1997

                                                 Registration No. 333-18889
          _________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                          __________________________________
                                  AMENDMENT NO. 1 TO
                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          _________________________________
                           United States Filter Corporation
                (Exact name of registrant as specified in its charter)

          DELAWARE                           3589
          (State or other jurisdiction       (Primary Standard Industrial
          of incorporation or organization)  Classification Code Number)

          33-0266015
          (I.R.S. Employer
          Identification No.)
                                  40-004 COOK STREET
                            PALM DESERT, CALIFORNIA 92211
                                    (619) 340-0098
                          (Address, including zip code, and
                      telephone number, including area code, of
                      registrant's principal executive offices)
                                 ___________________

                                  DAMIAN C. GEORGINO
                    VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           UNITED STATES FILTER CORPORATION
                                  40-004 COOK STREET
                            PALM DESERT, CALIFORNIA 92211
                                    (619) 340-0098
                       (Name, address, including zip code, and
             telephone number, including area code, of agent for service)
                                 ___________________

                                       Copy to:
                                  JANICE C. HARTMAN
                              KIRKPATRICK & LOCKHART LLP
                                 1500 OLIVER BUILDING
                            PITTSBURGH, PENNSYLVANIA 15222
                                    (412) 355-6500

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
          From time to time after this registration statement becomes effective.
               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ____

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
                                         ___
               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____
               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____
               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ____


               THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

           Information contained herein in subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

          SUBJECT TO COMPLETION DATED JANUARY 6, 1997




          PROSPECTUS
                       , 1997



                                   2,043,773 SHARES


                           UNITED STATES FILTER CORPORATION

                                     COMMON STOCK
                              (PAR VALUE $.01 PER SHARE)

                                 ___________________

               This prospectus provides for the offering of up to an aggregate of 2,043,773 shares (the "Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of United States Filter Corporation (the "Company"). The Shares were acquired by the Selling Stockholder named herein on October 28, 1996 pursuant to the terms of a Stock Purchase Agreement dated as of September 10, 1996 (the "Stock Purchase Agreement"). The Shares were issued in repayment of debt owed by the Company's newly acquired subsidiary, WaterPro Supplies Corporation ("WaterPro"), to the Selling Stockholder. See "Selling Stockholder."

               The Shares may be offered or sold by or for the account of the Selling Stockholder from time to time or at one time on one or more exchanges or otherwise, at prices and on terms to be determined at the time of sale, to purchasers directly or by or through brokers or dealers who may receive compensation in the form of discounts, commissions or concessions. The Selling Stockholder and any such brokers or dealers may be deemed to be "underwriters" within the meaning of the United States Securities

          Act of 1933, as amended (the "Securities Act"), and any discounts, concessions and commissions received by any such brokers and dealers may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from any sale of the Shares offered hereby. See "Use of Proceeds," "Selling Stockholder" and "Plan of Distribution."

               The Common Stock is listed on the New York Stock Exchange (the "NYSE") and traded under the symbol "USF." The last reported sale price of the Common Stock on the NYSE on January 3, 1997 was $31.25 per share.
                                _____________________

               SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR CERTAIN
          CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.
                                _____________________

            THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
               ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
                 OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                        TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy solicitation materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy solicitation materials and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's site address, http://www.sec.gov. The Common Stock is listed on the NYSE.
          Such reports, proxy solicitation materials and other information can also be inspected and copied at the NYSE at 20 Broad Street, New York, New York 10005.

               The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the offering made hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. as set forth above. For further information, reference is hereby made to the Registration Statement, including the exhibits filed as a part thereof or otherwise incorporated herein. Statements made in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is modified in its entirety by such reference.


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed by the Company (File No. 1-10728) with the Commission pursuant to the Exchange Act are incorporated by reference: The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996; the Company's Quarterly Reports for the quarters ended June 30, 1996 and

          September 30, 1996; and the Company's Current Reports on Form 8-K dated May 31, 1996 (as amended on Form 8-K/A dated June 28,
          1996), June 10, 1996, June 27, 1996, July 15, 1996 (two such
          Current Reports), August 23, 1996, September 6, 1996, October 28, 1996 (as amended on Form 8-K/A dated December 19, 1996), November 6, 1996 and December 2, 1996; and the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as the same may be amended.

               All documents and reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, without charge, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Vice President, General Counsel and Secretary, United States Filter Corporation, 40-004 Cook Street, Palm Desert, California 92211 (telephone (619) 340-0098).


                                     THE COMPANY

               The Company is a leading global provider of industrial and municipal water and wastewater treatment systems, products and services, with an installed base of systems that the Company believes is one of the largest worldwide. The Company offers a single-source solution to industrial and municipal customers through what the Company believes is the industry's broadest range of cost-effective systems, products, services and proven technologies. In addition, the Company has one of the industry's largest networks of sales and service facilities. The Company capitalizes on its large installed base, extensive distribution network and manufacturing capabilities to provide customers with ongoing local service and maintenance. The Company is also a leading provider of service deionization and outsourced water services, including the operation of water and wastewater treatment systems at customer sites.

               The Company's principal executive offices are located at 40-004 Cook Street, Palm Desert, California 92211, and its telephone number is (619) 340-0098. References herein to the Company refer to United States Filter Corporation and its subsidiaries, unless the context requires otherwise.


                                     RISK FACTORS

               Prospective investors should consider carefully the following factors relating to the business of the Company, together with the other information and financial data included or incorporated by reference in this Prospectus, before acquiring the securities offered hereby. Information contained or incorporated by reference in this Prospectus includes "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "contemplates," "expects," "may," "will," "should," "would" or "anticipates" or the negative thereof or other variations thereon or comparable terminology. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.


          ACQUISITION STRATEGY

               In pursuit of its strategic objective of becoming the leading global single-source provider of water and wastewater treatment systems and services, the Company has, since 1991, acquired and successfully integrated more than 45 United States based and international businesses with strong market positions and substantial water and wastewater treatment expertise. The Company plans to continue to pursue acquisitions that complement its technologies, products and services, broaden its customer base and expand its global distribution network. The Company's acquisition strategy entails the potential risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired companies.
          Although the Company generally has been successful in pursuing these acquisitions, there can be no assurance that acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will continue to acquire businesses or that any business acquired will be integrated successfully or prove profitable.

          INTERNATIONAL TRANSACTIONS

               The Company has made and expects it will continue to make acquisitions and expects to obtain contracts in markets outside the United States. While these activities may provide important opportunities for the Company to offer its products and services internationally, they also entail the risks associated with conducting business internationally, including the risk of currency fluctuations, slower payment of invoices, nationalization and possible social, political and economic instability. In particular, the purchase price for the pending acquisition by the company of the businesses of the Process Equipment Division ("PED") of United Utilities Plc is Pound/Sterling 125.5 million, comprised of approximately Pound/Sterling 100.5 million in cash and Pound/Sterling 25.0 million in shares of Common Stock. The Company has entered into a forward contact pursuant to which it is obligated to purchase
          100.0 million British pounds sterling for approximately $159.3 million at any time between December 16, 1996 and February 14, 1997, for the purpose of hedging the cash portion of the price of its acquisition of PED. With respect to the remaining Pound/Sterling 0.5 million cash portion of the consideration and the Pound/Sterling 25.0 million in shares of Common Stock, to the extent the value of the United States dollar declines relative to pounds sterling prior to the closing of the acquisition, the cost to the Company of acquiring PED would increase. In addition, if the acquisition of PED is not consummated, or the acquisition is consummated after February 14, 1997, the Company would be at risk with respect to the Pound/Sterling 100.0 million it purchased pursuant to such forward contract to the extent that the value of the British pound sterling decreases relative to the value of other currencies.


          RELIANCE ON KEY PERSONNEL

               The Company's operations are dependent on the continued efforts of senior management, in particular Richard J. Heckmann, the Company's Chairman of the Board, President and Chief Executive Officer. There are no employment agreements between the Company and the members of its senior management, except Thierry Reyners, the Company's Executive Vice President--European Group. Should any of the senior managers be unable to continue in their present roles, the Company's prospects could be adversely affected.


          PROFITABILITY OF FIXED PRICE CONTRACTS

               A significant portion of the Company's revenues are generated under fixed price contracts. To the extent that original cost estimates are inaccurate, costs to complete increase, delivery schedules are delayed or progress under a contract is otherwise impeded, revenue recognition and profitability from a particular contract may be adversely affected. The Company routinely records upward or downward adjustments with respect to fixed price contracts due to changes in estimates of costs to complete such contracts. There can be no assurance that future downward adjustments will not be material.


          CYCLICALITY AND SEASONALITY

               The sale of capital equipment within the water treatment industry is cyclical and influenced by various economic factors including interest rates and general fluctuations of the business cycle. A significant portion of the Company's revenues are derived from capital equipment sales. While the Company sells capital equipment to customers in diverse industries and in global markets, cyclicality of capital equipment sales and instability of general economic conditions could have an adverse effect on the Company's revenues and profitability.

               The sale of water and wastewater distribution equipment and supplies is also cyclical and influenced by various economic factors including interest rates, land development and housing construction industry cycles. Sales of such equipment and supplies are also subject to seasonal fluctuation in northern climates. As a result of recent acquisitions, the sale of water and wastewater distribution equipment and supplies is a significant component of the Company's business. Cyclicality and seasonality of water and wastewater distribution equipment and supplies sales could have an adverse effect on the Company's revenues and profitability.


          POTENTIAL ENVIRONMENTAL RISKS

               The Company's business and products may be significantly influenced by the constantly changing body of environmental laws and regulations, which require that certain environmental standards be met and impose liability for the failure to comply with such standards. The Company is also subject to inherent risks associated with environmental conditions at facilities owned, and the state of compliance with environmental laws, by businesses acquired by the Company. While the Company endeavors at each of its facilities to assure compliance with environmental laws and regulations, there can be no assurance that the Company's operations or activities, or historical operations by others at the Company's locations, will not result in cleanup obligations, civil or criminal enforcement actions or private actions that could have a material adverse effect on the Company.

          In that regard federal and state environmental regulatory authorities have commenced civil enforcement actions related to alleged multiple violations of applicable wastewater pretreatment standards by a wholly owned subsidiary of the Company at a Connecticut ion exchange regeneration facility acquired by the Company in October 1995 from Anjou International Company ("Anjou"). A grand jury investigation is pending which is believed to relate to the same conditions that were the subject of the civil actions. The Company has certain rights of indemnification from Anjou which may be available with respect to these matters. In addition, the Company's activities as owner and operator of certain hazardous waste treatment and recovery facilities are subject to stringent laws and regulations and compliance reviews. Failure of these facilities to comply with those regulations could result in substantial fines and the suspension or revocation of the facility's hazardous waste permit. In other matters, the Company has been notified by the United States Environmental Protection Agency that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") at certain sites to which the Company or its predecessors allegedly sent waste in the past. It is possible that the Company could receive other such notices under CERCLA or analogous state laws in the future. The Company does not believe that its liability, if any, relating to such matters will be material. However, there can be no assurance that such matters will not be material. In addition, to some extent, the liabilities and risks imposed by environmental laws on the Company's customers may adversely impact demand for certain of the Company's products or services or impose greater liabilities and risks on the Company, which could also have an adverse effect on the Company's competitive or financial position.


          COMPETITION

               The water and wastewater treatment industry is fragmented and highly competitive. The Company competes with many United States based and international companies in its global markets. The principal methods of competition in the markets in which the Company competes are technology, prompt availability of local service capability, price, product specifications, customized design, product knowledge and reputation, ability to obtain sufficient performance bonds, timely delivery, the relative ease of system operation and maintenance, and the prompt availability of replacement parts. In the municipal contract bid process, pricing and ability to meet bid specifications are the primary considerations. While no competitor is considered dominant, there are competitors which have significantly greater resources than the Company, which, among other things, could be a competitive disadvantage to the Company in securing certain projects.

          TECHNOLOGICAL AND REGULATORY CHANGE

               The water and wastewater treatment business is characterized by changing technology, competitively imposed process standards and regulatory requirements, each of which influences the demand for the Company's products and services. Changes in regulatory or industrial requirements may render certain of the Company's treatment products and processes obsolete. Acceptance of new products may also be affected by the adoption of new government regulations requiring stricter standards. The Company's ability to anticipate changes in technology and regulatory standards and to develop successfully and introduce new and enhanced products on a timely basis will be a significant factor in the Company's ability to grow and to remain competitive. There can be no assurance that the Company will be able to achieve the technological advances that may be necessary for it to remain competitive or that certain of its products will not become obsolete. In addition, the Company is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to operate properly.


          MUNICIPAL AND WASTEWATER MARKET

               Completion of certain recent and pending acquisitions will increase significantly the percentage of the Company's revenues derived from municipal customers. While municipalities represent an important market in the water and wastewater treatment industry, contractor selection processes and funding for projects in the municipal sector entail certain additional risks not typically encountered with industrial customers. Competition for selection of a municipal contractor typically occurs through a formal bidding process which can require the commitment of significant resources and greater lead times than industrial projects. In addition, demand in the municipal market is dependent upon the availability of funding at the local level, which may be the subject of increasing pressure as local governments are expected to bear a greater share of the cost of public services.

               A company recently acquired by the Company, Zimpro Environmental, Inc. ("Zimpro"), is party to certain agreements (entered into in 1990 at the time Zimpro was acquired from unrelated third parties by the entities from which it was later acquired by the Company), pursuant to which Zimpro agreed, among other things, to pay the original sellers a royalty of 3.0% of its annual consolidated net sales of certain products in excess of $35.0 million through October 25, 2000. Under certain interpretations of such agreements, with which the Company disagrees, Zimpro could be liable for such royalties with respect to the net sales attributable to products, systems and services of certain defined wastewater treatment businesses acquired by Zimpro or the Company or the Company's other subsidiaries after May 31, 1996. The defined businesses include, among others, manufacturing machinery and equipment, and engineering, installation, operation and maintenance services related thereto, for the treatment and disposal of waste liquids, toxic waste and sludge. One of the prior sellers has revealed in a letter to the Company an interpretation contrary to that of the Company. The Company believes that it would have meritorious defenses to any claim based upon any such interpretation and would vigorously pursue the elimination of any threat to expand what it believes to be its obligations pursuant to such agreements.


          SHARES ELIGIBLE FOR FUTURE SALE

               The market price of the Common Stock could be adversely affected by the availability for public sale of shares held on November 10, 1996 by security holders of the Company, including:
          (i) up to 3,750,093 shares which may be delivered by Laidlaw Inc. or its affiliates ("Laidlaw"), at Laidlaw's option in lieu of cash, at maturity pursuant to the terms of 5-3/4% Exchangeable Notes due 2000 of Laidlaw (the amount of shares or cash delivered or paid to be dependent within certain limits upon the value of the Common Stock at maturity); (ii) 7,636,363 shares issuable upon conversion of the Company's 6% Convertible Subordinated Notes due 2005 at a conversion price of $18.33 per share of Common Stock; (iii) 9,113,924 shares issuable upon conversion of the Company's 4-1/2% Convertible Subordinated Notes at a conversion price of $39.50 per share of Common Stock; (iv) 2,908,171 outstanding shares that are currently registered for sale under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to two shelf registration statements; and (v) 6,191,145 shares which are subject to agreements pursuant to which the holders have certain rights to request the Company to register the sale of such holders' Common Stock under the Securities Act and/or, subject to certain conditions, to include certain percentages of such shares in other registration statements filed by the Company (1,980,000 of which shares also may be sold from time to time by the holder thereof pursuant to Rule 144 under the Securities Act). In addition, the Company has registered for sale under the Securities Act 4,457,068 shares which may be issuable by the Company from time to time in connection with acquisitions of businesses from third parties.


                                   USE OF PROCEEDS

               The Selling Stockholder will receive all of the net proceeds from any sale of the Shares offered hereby, and none of such proceeds will be available for use by the Company or otherwise for the Company's benefit.


                                 SELLING STOCKHOLDER

               The Shares which may be offered pursuant to this Prospectus will be offered by or for the account of Edmundson International, Inc., a California corporation (the "Selling Stockholder"), which acquired an aggregate of 2,971,119 shares of Common Stock (including Shares offered hereby) on October 28, 1996 pursuant to the Stock Purchase Agreement. The aggregate number of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering described in this Prospectus constituted 4.26%, and the aggregate number of shares of Common Stock that would be owned by it if all of the Shares are disposed of constitute 1.33%, respectively, of the outstanding Common Stock.

               Pursuant to the Stock Purchase Agreement, the Company acquired all of the outstanding voting securities of WaterPro. Prior to such acquisition, the Selling Stockholder was a significant shareholder and creditor of WaterPro and had certain contractual and other rights with respect to its share and debt holdings in WaterPro. Other than as described herein, the Selling Stockholder does not have, and within the past three years did not have, any position, office or other material relationship with the Company or any of its predecessors or affiliates.


                                 PLAN OF DISTRIBUTION

               Shares offered hereby may be sold from time to time or at one time by or for the account of the Selling Stockholder on one or more exchanges or otherwise; directly to purchasers in negotiated transactions; by or through brokers or dealers, which may include Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), in ordinary brokerage transactions or transactions in which a broker or dealer, which may include DLJ, solicits purchasers; in block trades in which brokers or dealers, which may include DLJ, will attempt to sell Shares as agent but may position and resell a portion of the block as principal; in transactions in which a broker or dealer, which may include DLJ, purchases as principal for resale for its own account; or in any combination of the foregoing methods. Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Brokers or dealers may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions payable by the Company and/or the purchasers of Shares. The proceeds to the Selling

          Stockholder from any sale of Shares will be net of any expenses to be borne by the Selling Stockholder. If required at the time that a particular offer of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, any discounts, commissions or concessions and other items constituting compensation from the Selling Stockholder or otherwise. The Company may agree to indemnify participating brokers or dealers, which may include DLJ, against certain civil liabilities, including liabilities under the Securities Act. The Company and the Selling Stockholder are obligated to indemnify each other against certain civil liabilities arising under the Securities Act.

               The Selling Stockholder and any such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by such brokers or dealers and any profit on the resale of the Shares purchased by such brokers or dealers may be deemed to be underwriting commissions or discounts under the Securities Act.

               The Company has informed the Selling Stockholder that the provisions of Rules 10b-6 and 10b-7 under the Exchange Act may apply to their sales of Shares and has furnished the Selling Stockholder with a copy of these rules. The Company also has advised the Selling Stockholder of the requirement for delivery of a prospectus in connection with any sale of the Shares.

               Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Stockholder will sell any or all of the Shares. The Selling Stockholder may transfer, devise or gift such Shares by other means not described herein.

               Pursuant to an agreement entered into in conjunction with the acquisition of WaterPro, the Selling Stockholder has the right, exercisable during the 90-day period commencing on December 27, 1996, to require the Company to purchase all or any portion of the shares of Common Stock (including the Shares) acquired by the Selling Stockholder pursuant to the Stock Purchase Agreement at a purchase price equal to $33.125 per share.

               The Company will pay all of the expenses, including, but not limited to, fees and expenses of compliance with state securities or "blue sky" laws, incident to the registration of the Shares, other than selling commissions or discounts and stock transfer taxes attributable to the sale of the Shares and any out-of-pocket expenses of the Selling Stockholder incurred in connection with the registration of the Shares, including without limitation, fees and disbursements of counsel for the Selling Stockholder and marketing expenses.


                               VALIDITY OF COMMON STOCK

               The validity of the Shares of Common Stock offered hereby will be passed upon for the Company by Damian C. Georgino, Vice President, General Counsel and Secretary of the Company.


                       INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

               The consolidated financial statements of United States Filter Corporation and its subsidiaries as of March 31, 1995 and 1996 and for each of the three years in the period ended March 31, 1996, except for the consolidated financial statements of Davis Water & Waste Industries, Inc. and its subsidiaries as of April 30, 1996 and 1995 and for each of the three years in the period ended April 30, 1996, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as stated in their report incorporated by reference herein. The consolidated financial statements of Davis Water & Waste Industries, Inc. and its subsidiaries, which have been consolidated with those of the Company, have been audited by Price Waterhouse LLP as stated in their report incorporated herein by reference. Such financial statements of the Company and its consolidated subsidiaries are incorporated by reference herein in reliance upon the report of such firms and upon the authority of said firms, as experts in accounting and auditing.

               The combined financial statements of the Systems and Manufacturing Group of Wheelabrator Technologies Inc. as of December 31, 1994 and 1995 and for each of the years in the three year period ended December 31, 1995 have been incorporated by reference herein in reliance upon the report of KPMG peat Marwick LLP, independent certified public accountants, which report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

               The aggregated financial statements of the United Utilities PLc Process Equipment Division as of March 31, 1996 have been incorporated by reference herein in reliance upon the report of KPMG Audit Plc, independent chartered accountants, which report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

               The consolidated financial statements of Davis Water & Waste Industries, Inc. incorporated in this Prospectus by reference to the audited historical financial statements included in United States Filter Corporation's Form 8-K dated June 27, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

               The consolidated financial statements of Zimpro Environmental, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

               The audited financial statements of WaterPro Supplies Corporation as of December 31, 1995 and for the period from April 7, 1995 to December 31, 1995 incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

           NO PERSON HAS BEEN AUTHORIZED
           TO GIVE ANY INFORMATION OR TO
           MAKE ANY REPRESENTATIONS
           OTHER THAN THOSE CONTAINED IN
           THIS PROSPECTUS, AND, IF
           GIVEN OR MADE, SUCH
           INFORMATION OR
           REPRESENTATIONS MUST NOT BE
           RELIED UPON AS HAVING BEEN
           AUTHORIZED.  THIS PROSPECTUS
           DOES NOT CONSTITUTE AN OFFER
           TO SELL OR THE SOLICITATION            2,043,773 SHARES
           OF AN OFFER TO BUY ANY
           SECURITIES OTHER THAN THE
           SECURITIES TO WHICH IT         UNITED STATES FILTER CORPORATION
           RELATES OR AN OFFER TO SELL
           OR THE SOLICITATION OF AN
           OFFER TO BUY SUCH SECURITIES             COMMON STOCK
           IN ANY CIRCUMSTANCES IN WHICH
           SUCH OFFER OR SOLICITATION IS
           UNLAWFUL.  NEITHER THE
           DELIVERY OF THIS PROSPECTUS
           NOR ANY SALE MADE HEREUNDER
           SHALL, UNDER ANY
           CIRCUMSTANCES, CREATE ANY
           IMPLICATION THAT THERE HAS
           BEEN NO CHANGE IN THE AFFAIRS
           OF THE COMPANY SINCE THE DATE
           HEREOF OR THAT THE
           INFORMATION CONTAINED HEREIN
           IS CORRECT AS OF ANY TIME
           SUBSEQUENT TO ITS DATE.

                   _____________                  ________________

                 TABLE OF CONTENTS
                                                     PROSPECTUS
                                    PAGE
                                                  ________________
           Available Information . . . 3
           Incorporation of Certain
           Documents by Reference  .   3
           The Company . . . . . . . . 4
           Risk Factors  . . . . . . . 5
           Use of Proceeds . . . . .  10
           Selling Stockholder . . .  11
           Plan of Distribution  . .  11
           Validity of Common Stock   13
           Independent Certified Public
           Accountants . . . . . . .  13          ___________, 1997

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

          ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

               (a) Exhibits. The following exhibits are filed as part of this registration statement:

               EXHIBIT
               NUMBER   DESCRIPTION
               -------  -----------

               5.01     Opinion of Damian C. Georgino as to the
                        legality of the securities being registered
                        (previously filed)

               23.01    Consent of Damian C. Georgino (included in
                        Exhibit 5.01)
               23.02    Consents of KPMG Peat Marwick LLP (one
                        previously filed) and KPMG Audit Plc

               23.03    Consent of Price Waterhouse LLP
               23.04    Consent of Ernst & Young LLP

               23.05    Consent of Arthur Andersen LLP
               24.01 Powers of Attorney (included on original signature page of this registration statement)

               99.01 Stock Purchase Agreement dated as of September 10, 1996 among United States Filter Corporation, Edmundson International, Inc., Hajoca Corporation, Christopher M. Pappo and Richard J. Klau (incorporated by reference to
                        Exhibit 2.3 to the Company's Registration
                        Statement on Form S-3, Registration No. 333-
                        14277)
               99.02 Option, Transfer and Registration Agreement dated as of October 28, 1996 among United States Filter Corporation, Edmundson International, Inc., Hajoca Corporation, Christopher M. Pappo and Richard J. Klau

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on January 6, 1997.

                                        UNITED STATES FILTER CORPORATION


                                   By:  /s/ Richard J. Heckmann
                                        ---------------------------------
                                        Richard J. Heckmann
                                        Chairman of the Board, President
                                        and Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.

                   Signature               Capacity             Date
                   ---------               --------             -----

          /s/ Richard J. Heckmann      Chairman of the   January 6, 1997
          --------------------------   Board, President
          Richard J. Heckmann          and Chief
                                       Executive
                                       Officer
                                       (Principal
                                       Executive
                                       Officer) and a
                                       Director

          /s/ Kevin L. Spence          Vice President    January 6, 1997
          --------------------------   and Chief
          Kevin L. Spence              Financial
                                       Officer
                                       (Principal
                                       Financial and
                                       Accounting
                                       Officer)

                     *                 Executive Vice
          --------------------------   President and a
          Michael J. Reardon           Director

                                       Senior Vice
          --------------------------   President and a
          Tim L. Traff                 Director

                     *                 Director
          --------------------------
          James E. Clark

                   Signature               Capacity             Date
                   ---------               --------             -----

                                       Director
          --------------------------
          John L. Diederich

                     *                 Director
          --------------------------
          Robert S. Hillas

                     *                 Director
          --------------------------
          Arthur B. Laffer

                                       Director
          --------------------------
          Alfred E. Osborne, Jr.

                     *                 Director
          --------------------------
          J. Danforth Quayle

                     *                 Director
          --------------------------
          C. Howard Wilkins, Jr.


          *By:/s/ Damian C. Georgino                     January 6, 1997
              ----------------------
              Damian C. Georgino
              Attorney-in-Fact

                                    EXHIBIT INDEX


          EXHIBIT                                           SEQUENTIAL PAGE
           NUMBER               DESCRIPTION                     NUMBER
          -------               -----------                 ---------------

           5.01     Opinion of Damian C. Georgino as to
                    the legality of the securities being
                    registered (previously filed)

          23.01     Consent of Damian C. Georgino
                    (included in Exhibit 5.01)

          23.02     Consents of KPMG Peat Marwick LLP
                    (one previously filed) and KPMG
                    Audit Plc

          23.03     Consent of Price Waterhouse LLP

          23.04     Consent of Ernst & Young LLP

          23.05     Consent of Arthur Andersen LLP

          24.01     Powers of Attorney (included on
                    original signature page of this
                    registration statement)

          99.01     Stock Purchase Agreement dated as of
                    September 10, 1996 among United
                    States Filter Corporation, Edmundson
                    International, Inc., Hajoca
                    Corporation, Christopher M. Pappo
                    and Richard J. Klau (incorporated by
                    reference to Exhibit 2.3 to the
                    Company's Registration Statement on
                    Form S-3, Registration No. 333-
                    14277)


          99.02     Option, Transfer and Registration
                    Agreement dated as of October 28,
                    1996 among United States Filter
                    Corporation, Edmundson
                    International, Inc., Hajoca
                    Corporation, Christopher M. Pappo
                    and Richard J. Klau